Exhibit 99.1

TELETECH ANNOUNCES THIRD QUARTER 2011 FINANCIAL RESULTS

Achieves Third Quarter 2011 Revenue of $304 Million and Fully Diluted Earnings per Share of 44 Cents;

Non-GAAP Fully Diluted Earnings per Share Increases 21 Percent to 35 Cents;

Signs $95 Million of New Business in the Third Quarter

ENGLEWOOD, Colo., Nov. 2, 2011 — TeleTech Holdings, Inc. (NASDAQ: TTEC), one of the largest global providers of strategic and technology-enabled business process outsourcing solutions that accelerate commerce and lifetime customer value, today announced financial results for the third quarter ended September 30, 2011.  The Company also filed its Quarterly Report on Form 10-Q with the Securities and Exchange Commission for the quarter ended September 30, 2011.

“TeleTech’s performance is fueled by its clients’ intensified focus on growing revenue and redefining the customer experience.  Global 1000 companies are increasingly seeking a partner who offers a broad array of fully integrated technology-enabled services designed to help them achieve their business objectives,” said Ken Tuchman, chairman and chief executive officer.  “We remain confident that our growing investment in an end-to-end suite of highly scalable, customer-focused solutions strongly positions us to respond to rapidly increasing customer demands and further strengthens our market and financial leadership.”

THIRD QUARTER 2011 FINANCIAL HIGHLIGHTS

TeleTech’s third quarter 2011 revenue increased 12.3 percent to $304.2 million compared to $271.0 million in the year-ago period.  The year-ago period included $23.6 million of technology-enabled services revenue for the U.S. Census program which was substantially completed in the third quarter 2010.  Excluding the Census program revenue, TeleTech’s third quarter 2011 constant currency revenue growth was 19.7 percent reflecting organic growth and the contribution from both the Peppers and Rogers Group and eLoyalty acquisitions.  Approximately 20 percent of TeleTech’s third quarter 2011 revenue came from its continuing revenue diversification efforts into greater professional and technology-enabled services.

TeleTech’s third quarter 2011 income from operations increased 32.3 percent to $26.6 million, or 8.7 percent of revenue, compared to $20.1 million, or 7.4 percent of revenue, in the year-ago quarter.  Income from operations included unusual charges of $1.6 million related to restructuring in the third quarter 2011 and $3.9 million related to restructuring and asset impairments in the third quarter 2010.  Excluding the unusual charges mentioned above, TeleTech’s third quarter 2011 non-GAAP income from operations increased 17.5 percent to $28.2 million, or 9.3 percent of revenue, compared to $24.0 million, or 8.9 percent of revenue, in the year-ago quarter.

Third quarter 2011 fully diluted earnings per share attributable to TeleTech shareholders increased 41.9 percent to 44 cents compared to third quarter 2010 fully diluted earnings per share of 31 cents.  Third

Investor Contact	Media Contact
Karen Breen	Jeanne Blatt
303.397.8592	303.397.8507

quarter 2011 fully diluted earnings per share attributable to TeleTech shareholders includes a one-time net tax benefit of $6.6 million related to favorable tax items.

Excluding the one-time net tax benefit in the third quarter 2011 in addition to the unusual charges for both periods, TeleTech’s third quarter 2011 non-GAAP fully diluted earnings per share attributable to TeleTech shareholders increased 20.7 percent to 35 cents compared to 29 cents in the year-ago quarter.

TeleTech’s normalized effective tax rate was 23.4 percent for the third quarter 2011 and 20.8 percent for the first nine months of 2011. TeleTech expects its full year 2011 normalized effective tax rate will range between 21 and 22 percent.

OTHER BUSINESS HIGHLIGHTS

New Business

During the third quarter 2011 TeleTech signed an estimated $95 million in annualized revenue from both new and expanding client relationships.

Strong Balance Sheet Continues to Fund Operations, Strategic Acquisitions and Share Repurchases

•                  As of September 30, 2011, TeleTech had cash and cash equivalents of $169.8 million, $130.3 million of borrowings on its credit facility and total other debt of $2.3 million, resulting in a net positive cash position of $37.2 million.

•                  Capital expenditures for the third quarter 2011 were $8.8 million, compared to $5.1 million in the third quarter 2010.

•                  TeleTech repurchased approximately 893,000 shares of common stock during the third quarter 2011 for a total cost of approximately $14.6 million.  As of September 30, 2011, there was approximately $37.0 million authorized for future share repurchases.

2011 BUSINESS OUTLOOK

TeleTech expects its full year 2011 revenue will grow approximately 9 to 10 percent over 2010, and full year 2011 operating margin will range between 8.7 and 9.5 percent, excluding unusual charges, if any.

CONFERENCE CALL

A conference call and webcast with management will be held on Thursday, November 3, 2011 at 8:30 a.m. Eastern Time. You are invited to join a live webcast of the conference call by visiting the “Investors” section of the TeleTech website at www.teletech.com.  If you are unable to participate during the live webcast, a replay will be available on the TeleTech website through Thursday, November 17, 2011.

NON-GAAP FINANCIAL MEASURES

To supplement the Company’s consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP) in the United States, the Company uses the following non-GAAP financial measures: Free Cash Flow, Non-GAAP Income from Operations, Non-GAAP EBITDA and Non-GAAP EPS. TeleTech believes that providing these non-GAAP financial measures provides investors with greater transparency to the information used by TeleTech’s management in its financial and operational decision making and allows investors to see TeleTech’s results “through the eyes” of management. TeleTech also believes that providing this information better enables TeleTech’s investors to understand its operating performance and information used by management to evaluate and measure such performance. These financial measures are not intended to be used in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP.  A reconciliation of these non-GAAP financial measures is available in the financial tables attached to this press release. We also encourage all investors to read our Quarterly Report on Form 10-Q for the third quarter ended September 30, 2011.

ABOUT TELETECH

For nearly 30 years, TeleTech and its subsidiaries have helped the world’s largest companies achieve their most ambitious goals.  As the go-to partner for the Global 1000, the TeleTech group of companies delivers technology-based solutions that maximize revenue, transform customer experiences and optimize business processes.  From strategic consulting to operational execution, TeleTech’s approximately 44,000 employees drive success for clients in the communications and media, financial services, government, healthcare, technology, transportation and retail industries. Our companies deliver award-winning integrated solutions in support of professional services, revenue generation, customer innovation, enterprise innovation, hosted technology and learning innovation. For additional information, please visit www.teletech.com.

FORWARD-LOOKING STATEMENTS

Statements in this press release that relate to future results and events (including statements about future financial and operating performance) are forward-looking statements based on TeleTech’s current expectations. Actual results and events in future periods could differ materially from those projected in these forward-looking statements because of a number of risks and uncertainties including: achieving estimated revenue from new, renewed and expanded client business as volumes may not materialize as forecasted, especially due to the global economic slowdown; achieving profit improvement in our International BPO operations; the ability to close and ramp new business opportunities that are currently being pursued or that are in the final stages with existing and/or potential clients; our ability to execute our growth plans, including the successful integration of acquired companies and the sales of new products; the possibility of lower revenue or price pressure from our clients experiencing a business downturn or merger in their business; greater than anticipated competition in the BPO services market, causing adverse pricing and more stringent contractual terms; risks associated with losing or not renewing client relationships, particularly large client agreements, or early termination of a client agreement; the risk of losing clients due to consolidation in the industries we serve; the risk of integrating strategic acquisitions; consumers’ concerns or adverse publicity regarding our clients’ products; our ability to find cost-effective locations, obtain favorable lease terms and build or retrofit facilities in a timely and economic manner; risks associated with business interruption due to weather, fires, pandemic, or terrorist-related events; risks associated with attracting and retaining cost-effective labor at our delivery centers; the possibility of asset impairments and restructuring charges; risks associated with changes in foreign currency exchange rates; economic or political changes affecting the countries in which we operate; changes in accounting policies and practices promulgated by standard setting bodies; and new legislation or government regulation that adversely impacts our tax obligations, health care costs or the BPO and customer management industry. A detailed discussion of these and other risk factors that could affect our results is included in TeleTech’s SEC filings, including our Annual Report on Form 10-K for the year ended December 31, 2010.  The Company’s filings with the Securities and Exchange Commission are available in the “Investors” section of TeleTech’s website, which is located at www.teletech.com.  All information in this release is as of November 2, 2011. The Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

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FINAL

TELETECH HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three months ended		Nine months ended
	September 30,		September 30,
	2011	2010	2011	2010

Revenue	$304,235	$271,005	$878,850	$814,458

Operating Expenses:
Cost of services	220,795	193,996	630,274	586,808
Selling, general and administrative	43,445	40,572	138,529	123,721
Depreciation and amortization	11,807	12,452	34,828	38,122
Restructuring charges, net	1,616	3,579	2,298	6,352
Impairment losses	—	327	230	1,006
Total operating expenses	277,663	250,926	806,159	756,009

Income From Operations	26,572	20,079	72,691	58,449

Other income (expense)	(633)	7,295	(2,179)	7,416

Income Before Income Taxes	25,939	27,374	70,512	65,865

Benefit from (provision for) income taxes	496	(7,586)	(9,482)	(17,711)

Net Income	26,435	19,788	61,030	48,154

Net income attributable to noncontrolling interest	(1,064)	(1,118)	(2,969)	(2,795)

Net Income Attributable to TeleTech Shareholders	$25,371	$18,670	$58,061	$45,359

Net Income Per Share Attributable to TeleTech Shareholders

Basic	$0.45	$0.31	$1.02	$0.74

Diluted	$0.44	$0.31	$1.00	$0.73

Income From Operations Margin	8.7%	7.4%	8.3%	7.2%
Net Income Attributable to TeleTech Shareholders Margin	8.3%	6.9%	6.6%	5.6%
Effective Tax Rate	(1.9)%	27.7%	13.4%	26.9%

Weighted Average Shares Outstanding
Basic	56,476	59,808	56,790	60,926
Diluted	57,748	61,028	58,173	62,258

TELETECH HOLDINGS, INC. AND SUBSIDIARIES

SEGMENT INFORMATION

(In thousands)

	Three months ended		Nine months ended
	September 30,		September 30,
	2011	2010	2011	2010

Revenue:
North American BPO	$219,891	$204,978	$612,825	$625,426
International BPO	84,344	66,027	266,025	189,032
Total	$304,235	$271,005	$878,850	$814,458

Income (Loss) From Operations:
North American BPO	$22,936	$22,099	$59,823	$66,984
International BPO	3,636	(2,020)	12,868	(8,535)
Total	$26,572	$20,079	$72,691	$58,449

TELETECH HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands)

	September 30,	December 31,
	2011	2010

ASSETS
Current assets:
Cash and cash equivalents	$169,809	$119,385
Accounts receivable, net	265,598	233,706
Other current assets	89,087	71,125
Total current assets	524,494	424,216

Property and equipment, net	92,379	105,528
Other assets	166,256	130,879

Total assets	$783,129	$660,623

LIABILITIES AND EQUITY
Total current liabilities	$157,536	$172,251
Other long-term liabilities	170,862	33,554
Total equity	454,731	454,818

Total liabilities and equity	$783,129	$660,623

TELETECH HOLDINGS, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION

(In thousands, except per share data)

	Three months ended		Nine months ended
	September 30,		September 30,
	2011	2010	2011	2010

Reconciliation of Gross Margin:

Revenue	$304,235	$271,005	$878,850	$814,458
Cost of services	220,795	193,996	630,274	586,808
Gross margin	$83,440	$77,009	$248,576	$227,650

Gross margin percentage	27.4%	28.4%	28.3%	28.0%

Reconciliation of EBIT & EBITDA:

Net Income attributable to TeleTech shareholders	$25,371	$18,670	$58,061	$45,359
Interest income	(896)	(571)	(2,282)	(1,631)
Interest expense	1,143	696	3,814	2,212
(Benefit from) provision for income taxes	(496)	7,586	9,482	17,711
EBIT	$25,122	$26,381	$69,075	$63,651

Depreciation and amortization	11,807	12,452	34,828	38,122

EBITDA	$36,929	$38,833	$103,903	$101,773

Reconciliation of Free Cash Flow:

Cash Flow From Operating Activities:
Net income	$26,435	$19,788	$61,030	$48,154
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	11,807	12,452	34,828	38,122
Other	(46,721)	13,081	(56,356)	33,680
Net cash (used in) provided by operating activities	(8,479)	45,321	39,502	119,956

Less - Total Capital Expenditures	8,804	5,074	21,166	17,391

Free Cash Flow	$(17,283)	$40,247	$18,336	$102,565

Reconciliation of Non-GAAP Income from Operations:

Income from Operations	$26,572	$20,079	$72,691	$58,449
Restructuring charges, net	1,616	3,579	2,298	6,352
Impairment losses	—	327	230	1,006
Acquisition related expenses	—	—	1,066	—

Non-GAAP Income from Operations	$28,188	$23,985	$76,285	$65,807

Reconciliation of Non-GAAP EPS:

Net Income attributable to TeleTech shareholders	$25,371	$18,670	$58,061	$45,359
Add: Asset impairment and restructuring charges, net of related taxes	1,136	2,762	1,777	5,305
Add: Acquisition related expenses, net of related taxes	—	—	640	—
Add: Changes in judgement for uncertain tax positions recorded in prior periods	(6,568)	—	(6,405)	—
Less: Gain on settlement of legal claim, net of related taxes	—	(3,542)	—	(3,542)

Non-GAAP Net Income attributable to TeleTech shareholders	$19,939	$17,890	$54,073	$47,122

Diluted shares outstanding	57,748	61,028	58,173	62,258

Non-GAAP EPS attributable to TeleTech shareholders	$0.35	$0.29	$0.93	$0.76

TELETECH HOLDINGS, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION

(In thousands, except per share data)

	Three months ended		Nine months ended
	September 30,		September 30,
	2011	2010	2011	2010

Reconciliation of Non-GAAP EBITDA:

Net Income attributable to TeleTech shareholders	$25,371	$18,670	$58,061	$45,359
Interest income	(896)	(571)	(2,282)	(1,631)
Interest expense	1,143	696	3,814	2,212
Provision for income taxes	(496)	7,586	9,482	17,711
Depreciation and amortization	11,807	12,452	34,828	38,122
Asset impairment and restructuring charges	1,616	3,906	2,528	7,358
Acquisition related expenses	—	—	1,066	—
Equity-based compensation expenses	3,848	3,382	11,563	9,976
Non-GAAP EBITDA	$42,393	$46,121	$119,060	$119,107